Exhibit 99.1

INVENSENSE® ANNOUNCES FIRST QUARTER FISCAL YEAR 2015 RESULTS

•	First Quarter Fiscal 2015 Net Revenues: $66.7 Million

•	First Quarter Fiscal 2015 GAAP Diluted Earnings (loss) Per Share: $(0.05) and Non-GAAP Diluted Earnings Per Share: $0.08

SAN JOSE, California, July 29, 2014 – InvenSense, Inc. (NYSE: INVN) the leading provider of intelligent sensor solutions, today announced its first quarter fiscal year 2015 results.

Net revenue for the first quarter fiscal 2015 was $66.7 million, up from $55.9 million for the first quarter fiscal 2014.

Net loss for the first quarter fiscal 2015 was $4.8 million, compared to net income of $10.3 million for the first quarter fiscal 2014.

Diluted earnings (loss) per share for the first quarter fiscal 2015 was $(0.05) compared to $0.12 for the first quarter fiscal 2014.

InvenSense ended the first quarter fiscal 2015 with $246.2 million in cash, cash equivalents and investments, compared to $246.1 million at the end of fiscal year 2014.

Management Qualitative Comments

“This is an exciting and promising time for InvenSense,” said Behrooz Abdi president and CEO. “Our design win portfolio continues to grow, positioning us for strong market share increases in the coming quarters as new designs ramp into volume production. We continue to transition to a platform solution company, underscored by our announcement earlier this quarter of our intention to acquire two leading sensor algorithm and software companies. These highly strategic acquisitions allow us to scale our research and development efforts in this area and deliver higher value solutions to our customers. In total, our expanding presence in key geographic markets, additional content opportunities within the mobile device market and new applications for motion and audio sensors, such as wearables, provide healthy growth drivers through the current fiscal year and beyond.”

Financial Highlights

Management believes that certain other financial information is useful when evaluating business results and provides supplemental information on a non-GAAP (generally accepted accounting principles) basis. Non-GAAP net income for the first quarter fiscal 2015 was $7.0 million, or $0.08 per diluted share. This compares to non-GAAP net income of $12.7 million, or $0.14 per diluted share for the first quarter fiscal 2014. Non-GAAP adjustments for the first quarter fiscal 2015 totaling $11.9 million, primarily included $7.7 million of stock-based compensation expense, $0.7 million of litigation expenses, $1.8 million of accretion interest expense on convertible notes, $0.1million amortization of acquired inventory fair value write-up, $1.2 million amortization of acquisition intangibles in connection with the Company’s acquisition of the microphone business line of Analog Devices, Inc. in fiscal 2014, $1.0 million of expenses related to the recently announced acquisitions (Movea and Trusted Positioning, Inc.) partially offset by the related income tax effect of Non-GAAP adjustments of $0.9 million. The reconciliation between GAAP and non-GAAP net income (loss) for all referenced periods is provided in a table immediately following the Unaudited GAAP Condensed Consolidated Statements of Operations below.

First Quarter Fiscal Year 2015 Earnings Conference Call

A conference call will be held today at 1:30 p.m. Pacific Standard Time to discuss the quarter’s results and management’s current business outlook. To listen to the conference call, please dial (877) 703-6105 ten minutes prior to the start of the call, using the passcode 49776606. International callers, please dial (857) 244-7304. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available for 2 days. To access the replay, please dial (888) 286-8010 and enter passcode 13607693. International callers please dial (617) 801-6888. The conference call will be available via a live webcast on the investor relations section of InvenSense`s web site at www.invensense.com/ir. An archived webcast replay will be available on the web site for three months.

Note Regarding Use of Non-GAAP Financial Measures

As discussed above, in addition to the company’s condensed consolidated financial statements, which are presented according to GAAP, the company provides certain non-GAAP financial information that excludes, stock-based compensation expense, litigation expense, business acquisition costs, amortization of fair value write-up of acquired inventory, amortization of acquisition-related intangible assets, accretion interest expense on convertible notes and other non-GAAP financial adjustments. The company uses these non-GAAP measures in its own financial and operational decision-making processes. Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company’s core operating results and trends, and to facilitate comparability with the operating results of other companies that provide similar non-GAAP measures. These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information. For example, stock-based compensation is an important component of the company’s compensation mix, and will continue to result in significant expenses in the company’s GAAP results for the foreseeable future, but is not reflected in the non-GAAP measures. Also, other companies, including companies in InvenSense’s industry, may calculate non-GAAP financial measures differently, limiting their usefulness as comparative measures.

Forward-Looking Statements

Statements in this press release that are not historical are “forward-looking statements” as the term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally written in the future tense and/or preceded by words such as “will,” “expects,” “anticipates,” or other words that imply or predict a future state. Forward-looking statements include any projection of revenue, gross margin, expense or other financial items discussed in this press release, including the strength of our competitive positioning, the strength of design activity across all of our multi-axis products , the differentiation of our products from those of our competitors, the emergence of new opportunities for our products in the mobile and imaging markets that focus on accuracy and performance, the suitability of our products for these opportunities and our ability to capitalize on then. Investors are cautioned that all forward-looking statements in this release involve risks and uncertainty that can cause actual results to differ from those currently anticipated, due to a number of factors, including without limitation, intense competition in our industry; our achievement of design wins; our dependence on a limited number of customers for a substantial portion of our revenues; the continued adoption of motion tracking and motion sensing as an interface in consumer electronics products; decreases in average selling prices for our products; our lack of long-term supply contracts and dependence on limited sources of supply; consumer acceptance of our customers’ products that incorporate our solutions and our ability to continue to develop and introduce new and enhanced products on a timely basis; as well as changes in economic conditions in our markets and other risk factors discussed in documents filed by us with the Securities and Exchange Commission (SEC) from time to time. Copies of InvenSense’s SEC filings are posted on the company’s website and are available from the company without charge. Forward-looking statements are made as of the date of this release, and, except as required by law, the company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

About InvenSense

InvenSense Inc. (NYSE: INVN) is the world’s leading provider of intelligent sensor solutions for consumer electronic devices. The company’s patented InvenSense Fabrication Platform and patent-pending MotionFusion™ technology address the emerging needs of many mass-market consumer applications via improved performance, accuracy, and intuitive motion-, gesture- and sound-based interfaces. InvenSense technology can be found in consumer electronic products including smartphones, tablets, wearables, gaming devices, optical image stabilization, and remote controls for Smart TVs. The company’s MotionTracking products are also being integrated into a number of industrial applications. InvenSense is headquartered in San Jose, California and has offices in China, Taiwan, Korea, Japan, France, Slovakia, and Wilmington, MA. More information can be found at www.invensense.com or follow us on Twitter at @InvenSense.

©2014 InvenSense, Inc. All rights reserved. InvenSense, MotionTracking, MotionProcessing, MotionProcessor, MotionFusion, MotionApps, DMP, AAR, and the InvenSense logo are trademarks of InvenSense, Inc. Other company and product names may be trademarks of the respective companies with which they are associated.

For Investor Inquiries, Contact:

Leslie Green

Green Communications Consulting, LLC

650.312.9060

ir@invensense.com

For Press Inquiries, Contact:

David Almoslino

Senior Director

Marketing and Communications

InvenSense, Inc.

408.501.2278

pr@invensense.com

INVENSENSE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	June 29,	June 30,
	2014	2013
Net revenue	$66,681	$55,910
Cost of revenue	35,505	26,591

Gross profit	31,176	29,319
Operating expenses:
Research and development	19,408	8,114
Selling, general and administrative	13,918	9,155

Total operating expenses	33,326	17,269

Income (loss) from operations	(2,150)	12,050
Interest (expense)	(2,584)	—
Other income, net	181	80

Other income (expense), net	(2,403)	80

Income (loss) before income taxes	(4,553)	12,130
Income tax provision	279	1,808

Net income (loss)	$(4,832)	$10,322

Net income (loss) per share:
Basic	$(0.05)	$0.12

Diluted	$(0.05)	$0.12

Weighted average shares outstanding in computing net income (loss) per share:
Basic	88,302	85,038

Diluted	88,302	87,914

INVENSENSE, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	June 29,	June 30,
	2014	2013
GAAP net income (loss)	$(4,832)	$10,322
Items reconciling GAAP net income (loss) to non-GAAP net income,

Stock-based compensation expense	7,741	2,818
Convertible note accretion interest expense	1,816	—
Amortization of fair value write-up of acquired inventory	146	—
Amortization of acquisition-related intangible assets	1,244	—
Litigation costs	735	—
Acquisition expenses	1,049	—
Others	68	—
Income tax effect of Pretax Non-GAAP adjustments	(925)	(484)

Non-GAAP net income	$7,042	$12,656

Basic	$0.08	$0.15

Diluted	$0.08	$0.14

INVENSENSE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

(Unaudited)

	June 29, 2014	March 30, 2014
Assets
Current assets:
Cash and cash equivalents	$36,426	$26,025
Short-term investments	110,034	91,307
Accounts receivable	36,358	39,009
Inventories	77,513	73,032
Prepaid expenses and other current assets	17,773	19,587

Total current assets	278,104	248,960
Property and equipment, net	31,786	25,239
Intangible assets, net	34,093	35,360
Goodwill	50,952	50,952
Long-term investments	99,778	128,755
Other assets	6,148	5,469

Total assets	$500,861	$494,735

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$18,568	$18,964
Accrued liabilities	13,563	14,985

Total current liabilities	32,131	33,949
Long-term debt	137,387	135,583
Other long-term liabilities	12,851	11,375

Total liabilities	182,369	180,907

Commitments and contingencies
Stockholders’ equity:
Preferred stock:
Preferred stock, $0.001 par value — 20,000 shares authorized, no shares issued and outstanding at June 29, 2014 and March 30, 2014	—	—
Common stock:
Common stock, $0.001 par value — 750,000 shares authorized, 88,764 shares issued and outstanding at June 29, 2014, 88,332 shares issued and outstanding at March 30, 2014	225,363	215,958
Accumulated other comprehensive income (loss)	53	(38)
Retained earnings	93,076	97,908

Total stockholders’ equity	318,492	313,828

Total liabilities and stockholders’ equity	$500,861	$494,735

INVENSENSE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	June 29,	June 30,
	2014	2013
Cash flows from operating activities:
Net income (loss)	$(4,832)	$10,322
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,015	675
Loss on disposal of property and equipment	—	1
Stock-based compensation expense	7,635	2,818
Deferred income tax assets	(2)	(52)
Tax effect of employee benefit plans	—	2,724
Excess tax benefit from stock-based compensation	—	(2,724)
Non cash interest expense	1,816	—
Changes in operating assets and liabilities:
Accounts receivable	2,651	(1,803)
Inventories	(4,480)	(9,953)
Prepaid expenses and other current assets	1,781	(2,301)
Other assets	(688)	(500)
Accounts payable	(230)	6,758
Accrued liabilities	20	428

Net cash provided by operating activities	6,686	6,393

Cash flows from investing activities:
Purchase of property and equipment	(8,424)	(3,954)
Proceeds from the sale of property and equipment	—	1
Sales and maturities of available-for-sale investments	10,387	28,526
Purchase of available-for-sale investments	—	(27,514)

Net cash provided by (used in) investing activities	1,963	(2,941)

Cash flows from financing activities:
Proceeds from issuance of common stock	1,755	3,208
Payments of long-term debt and capital lease obligations	(3)	(3)
Excess tax benefit from stock-based compensation	—	2,724

Net cash provided by financing activities	1,752	5,929

Net increase in cash and cash equivalents	10,401	9,381
Cash and cash equivalents:
Beginning of period	$26,025	$100,843

End of period	$36,426	$110,224

Supplemental disclosures of cash flow information:
Cash paid for interest	$1,429	$—

Cash paid for income taxes	$93	$87

Noncash investing and financing activities:
Unpaid purchases of property and equipment	$1,641	$1,555

Unrealized (loss) gain from available-for-sale investments	$81	$(95)

Proceeds from the exercise of common stock not received	$78	$1,366